POWER OF ATTORNEY
 I, Thomas Zielecki, hereby authorize and designate each of
 Timothy A. Peterman, J. Alex Wasserburger, Jonathan R. Zimmerman, Joshua L. Colburn, Kareem S. Tawfic and Amra Hoso signing singly, as my true and lawful attorney-in-fact to:
(1)	prepare and execute for and on my behalf, in my capacity
 as an officer and/or director of iMedia Brands, Inc. (the "Company"), a Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the
 rules and regulations promulgated thereunder and other forms or reports on my behalf as may be required to be filed in
 connection with my ownership, acquisition, or disposition
 of securities of the Company, including Form 144;
 (2)	do and perform any and all acts for and on my behalf
 that may be necessary or desirable to complete and execute
 any such Form ID, Form 3, 4 or 5 or Form 144, and any amendments to any of the foregoing, and timely file any such form with the Securities and Exchange Commission and any stock
 exchange or similar authority; and
 (3)	take any other action of any type whatsoever in
 connection with the foregoing which, in the opinion of
 such attorney-in-fact, may be to my benefit, in my best
 interest, or legally required of me, it being understood
 that the statements executed by such attorney-in-fact
 on my behalf pursuant to this Power of Attorney shall
 be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
 attorney-in-fact's discretion.
 I hereby further grant to each such attorney-in-fact full
 power and authority to do and perform any and every act
 and thing whatsoever requisite, necessary, or proper to
 be done in the exercise of any of the rights and powers
 herein granted, as fully to all intents and purposes as
 I might or could do if personally present, with full
 power of substitution or revocation, hereby ratifying
 and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
 Attorney and the rights and powers herein granted.
 I hereby acknowledge that the foregoing attorneys-in-fact,
 in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities
 to comply with Section 16 of the Exchange Act or Rule 144
under the Securities Act of 1933, as amended (the "Securities Act"). This Power of Attorney shall remain in full force and effect until
 I am no longer required to file Form ID or Forms 3, 4 and 5 or Form 144 with respect to my holdings of and transactions in securities issued  by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact. Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be at least one of the following:
 (i) an employee of the Company, (ii) a partner of Faegre Drinker
 Biddle & Reath LLP or (iii) an employee of Faegre Drinker
 Biddle & Reath LLP, then this Power of Attorney shall be
 automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.
 I hereby revoke all previous Powers of Attorney that have
 been granted by me in connection with my reporting obligations, if any, under Section 16 of the Exchange Act and Rule 144
 under the Securities Act with respect to my holdings of and transactions in securities issued by the Company.
 IN WITNESS WHEREOF, I have caused this Power of Attorney
 to be duly executed as of this 20th day of May, 2022.
/s/ Thomas Zielecki